Exhibit 23.3

Consent of Independent Auditor

Desktop Metal, Inc.

Burlington, MA

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated November 6, 2020, relating to the combined financial statements of EnvisionTEC Group (the “Company”) included in the Company’s Form 8-K filed on February 17, 2021.

/s/ BDO USA, LLP

Troy, Michigan

November 17, 2021